EXHIBIT 10.1

YA GLOBAL INVESTMENTS, L.P.
101 Hudson Street, Suite 3700
Jersey City, NJ 07302

June 2, 2009

MobilePro Corp.
401 Professional Drive, Suite 128
Gaithersburg, MD 20879
Attention: Jay Wright, CEO

Re:	Forbearance Agreement dated May 5, 2009

Dear Mr. Wright:

Reference is made to that certain forbearance agreement (the “Forbearance Agreement”) dated as of May 5, 2009 among YA Global Investments, L.P., (“YA Global”), MobilePro Corp. (the “Company”), and each subsidiary and affiliate of the Company  listed on Schedule I attached thereto.  Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Forbearance Agreement.

As you are aware, in accordance with the terms of the Forbearance Agreement, the Forbearance Period terminates on June 1, 2009, and if the Obligations are not then repaid, YA Global may immediately commence the enforcement of its rights and remedies under the Forbearance Agreement, the Transaction Documents, and/or applicable law as a result of the maturity of the Obligations.  The Company has requested that YA Global extend the Forbearance Period to June 5, 2009.  Accordingly, please be advised that YA Global hereby agrees to extend the Forbearance Period to June 5, 2009 so long as during such extension period (i) the Company strictly complies with the terms of this Agreement and the Forbearance Agreement, and (ii) there is no occurrence or existence of any Event of Default except for the non-payment of the Obligations as of the Maturity Date.  Company, for itself and on behalf of each subsidiary listed on Schedule I of the Forbearance Agreement, hereby represents and warrants that there are currently no other Events of Default, except for the non-payment of the Obligations as of the Maturity Date.

Please be advised that, unless all of the Obligations are paid in full immediately upon the expiration of the Forbearance Period as extended herein, YA Global intends to proceed with the exercise of its rights and remedies under the Forbearance Agreement, the Transaction Documents, and/or applicable law.   However, any delay or failure of YA Global to exercise any of its rights and remedies shall not be deemed to constitute a waiver of YA Global’s rights, an agreement to forbear, or a modification or waiver of the terms of the Forbearance Agreement, the Transaction Documents, or of any of YA Global’s rights and remedies thereunder.

Sincerely,

/s/ David Gonzalez

Name: David Gonzalez
As: Managing Member of Yorkville Advisors, LLC,
the Investment Advisor of YA Global Investments, L.P.